UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011

ANTE5, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 8.       OTHER EVENTS

Item 8.01.   Other Events.

Ante5, Inc. has determined not to proceed with its Nevada reincorporation at this time, and related actions which would have changed its name and increased its authorized capitalization.  The previously disclosed stockholder action ratifying the adoption of its 2010 Stock Incentive Plan has become effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTE5, INC.
(Registrant)

  Date:  June 13, 2011
/s/  Bradley Berman, Chief Executive Officer
     Bradley Berman, Chief Executive Officer